EXHIBIT 16

31-10 23rd Ave, Astoria, NY 11105 · Tel: 347-871-1768 · Fax: 347-201-3828 · http://www.jimmypleecpa.com

September 25, 2015

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Summit Networks, Inc.. under Item 4.01 of its Form 8-K dated September 25, 2015. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of Summit Networks, Inc. contained therein.

Very truly yours,

/s/ Jimmy P. Lee, CPA P.C.

Jimmy P. Lee, CPA P.C.